Exhibit 10.38

VICAL INCORPORATED

DELAYED ISSUANCE STOCK PURCHASE GRANT NOTICE

(Amended and Restated Stock Incentive Plan)

Vical Incorporated (the “Company”), pursuant to its Amended and Restated Stock Incentive Plan of Vical Incorporated (the “Plan”), hereby awards to Employee a right to purchase the number of Shares set forth below (the “Award”). This Award shall be evidenced by a Delayed Issuance Stock Purchase Agreement (the “Award Agreement”). This Award is subject to all of the terms and conditions as set forth herein and in the applicable Award Agreement, the Plan, and the Employee’s Delayed Issuance Stock Purchase Election Agreement (the “Election Agreement”), all of which are attached hereto and incorporated herein in their entirety.

Employee:	__________________________________________
Date of Grant:	__________________________________________
Number of Shares subject to Award:	__________________________________________
Purchase Price per Share:	__________________________________________
Total Purchase Price:	__________________________________________

Vesting Schedule:

25% of the Shares subject to the Award vest on the first anniversary following the Date of Grant and 1/16th of the Shares shall vest at the end of each three-month period following such first anniversary, provided in each case that the Employee’s Service has not terminated prior to that date.

Additional Terms/Acknowledgements:       The undersigned acknowledges receipt of, and understands and agrees to, this Grant Notice, the Award Agreement and the Plan. Employee further acknowledges that as of the Date of Grant, this Grant Notice, the Award Agreement, the Election Agreement and the Plan set forth the entire understanding between Employee and the Company regarding the acquisition of Shares and supersede all prior oral and written agreements on that subject with the exception of (i) awards previously granted and delivered to Employee under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

VICAL INCORPORATED		EMPLOYEE:

By:
	Signature	Signature
Title:		Date:
Date

ATTACHMENTS:	Award Agreement and Election Agreement

ATTACHMENT I

AWARD AGREEMENT

AMENDED AND RESTATED

STOCK INCENTIVE PLAN OF VICAL INCORPORATED

DELAYED ISSUANCE STOCK PURCHASE AGREEMENT

Pursuant to the Delayed Issuance Stock Purchase Grant Notice (“Grant Notice”) and this Delayed Issuance Stock Purchase Agreement (“Agreement”) (collectively, the “Award”), Vical Incorporated (the “Company”) has awarded you a Delayed Issuance Stock Purchase right pursuant to Section 6 of the Amended and Restated Stock Incentive Plan of Vical Incorporated (the “Plan”) for the number of Shares as indicated in the Grant Notice. Defined terms not explicitly defined in this Delayed Issuance Stock Purchase Agreement but defined in the Plan or the Grant Notice shall have the same definitions as in such documents.

The details of your Award are as follows.

1.      PURCHASE PRICE.    The Purchase Price for each Share shall be $.01.

2.      VESTING.    Subject to the limitations contained herein, your Award shall vest as provided in the Grant Notice, provided that vesting shall cease upon the termination of your Service. Any Shares covered by this Delayed Issuance Stock Purchase Agreement that have not vested shall be forfeited upon the termination of your Service.

3.      DIVIDENDS.    You shall be entitled to receive cash payments equal to any cash dividends and other distributions paid with respect to a corresponding number of Shares covered by your Award, provided that if any such dividends or distributions are paid in Shares, the Fair Market Value of such Shares shall be converted into additional Shares covered by the Award, and further provided that such additional Shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Awards with respect to which they relate.

4.      DISTRIBUTION OF SHARES OF COMMON STOCK.    The Company shall deliver to you a number of Shares of the Company’s Stock equal to the number of vested Shares subject to your Award, including any additional Shares received pursuant to Section 3 above, on the date or dates that you elect (the “Settlement Date”). If such deferral election is made, the Committee shall, in its sole discretion, establish the rules and procedures for such payment deferrals, including, without limitation, rules and procedures as may be required to cause the delivery of Shares to comply with the distribution requirements of Section 409A of the Code.

5.      NUMBER OF SHARES.    In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spinoff, a reclassification or a similar occurrence, the Committee shall make appropriate adjustments in the number of Shares covered by your Award.

6.      EFFECT OF CHANGE IN CONTROL.    Upon the occurrence of a Change in Control, outstanding Shares covered by your Award which have not theretofore vested shall become immediately and fully vested, and the Company shall deliver to you a number of Shares of the Company’s Stock equal to the number of Shares subject to your Award, including any additional Shares pursuant to Section 2 above, as soon as practicable following such Change in Control.

7.        SECURITIES LAW COMPLIANCE.    You may not be issued any Shares under your Award unless the Shares are either (i) then registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

8.        RESTRICTIVE LEGENDS.    The Shares issued under your Award shall be endorsed with appropriate legends, if any, determined by the Company.

9.      TRANSFERABILITY.    Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Shares pursuant to Section 4 of this Agreement.

10.      AWARD NOT A SERVICE CONTRACT.    Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or a Subsidiary, or on the part of the Company or a Subsidiary to continue such service. In addition, nothing in your Award shall obligate the Company or a Subsidiary, their respective stockholders, boards of directors or Employees to continue any relationship that you might have as an Employee of the Company or a Subsidiary.

11.      UNSECURED OBLIGATION.    Your Award is unfunded, and as a holder of vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the Shares purchased pursuant to this Agreement until such Shares are issued to you pursuant to Section 4 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Agreement and the Company or any other person.

12.      WITHHOLDING OBLIGATIONS.

  (a)    On or before the time you receive a distribution of Shares pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from, at the Company’s election, the Shares, payroll and any other amounts payable to you and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or a Subsidiary, if any, which arise in connection with your Award.

  (b)    Unless the tax withholding obligations of the Company and/or any Subsidiary are satisfied, the Company shall have no obligation to issue a certificate for such Shares.

13.      NOTICES.    Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Any notice shall have been deemed given when actually delivered.

14.      HEADINGS.    The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

15.      AMENDMENT.    This Agreement may be amended only by a writing executed by the Company and you which specifically states that it is amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended solely by the Committee by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Committee reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Delayed Issuance Stock Purchase which is then subject to restrictions as provided herein.

16.      MISCELLANEOUS.

  (a)    The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

  (b)    You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

  (c)    You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

  (d)    This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

  (e)    All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

17.      GOVERNING PLAN DOCUMENT.    Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control; provided, however, that Section 4 of this Agreement shall govern the timing of any distribution of Shares under your Award, and provided further, however, that Section 5 of this Agreement shall govern the timing of any such distribution in the event of a Change in Control. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon you, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

18.      EFFECT ON OTHER EMPLOYEE BENEFIT PLANS.    The value of the Delayed Issuance Stock Purchase subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Subsidiary’s employee benefit plans.

19.      CHOICE OF LAW.    The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of California without regard to such state’s conflicts of laws rules.

20.      RESOLUTION OF DISPUTES.    To ensure rapid and economical resolution of any disputes that may arise under the Plan and this Agreement with respect to your Award, you and the Company agree that any and all disputes, claims, or controversies of any nature whatsoever arising from or regarding the interpretation, performance, enforcement or breach of the Plan and this Agreement with respect to your Award (excluding, however, any dispute that may arise with respect to clause (ii) of Section 3 of this Agreement) shall be resolved, to the fullest extent allowed by law, by confidential, final and binding arbitration conducted by Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in San Diego, California, under the then-existing JAMS rules, using a single arbitrator. The arbitration shall be completed within six (6) months from the date the demand for arbitration is filed with JAMS, provided that the arbitrator may extend such date for good reason as determined in his sole discretion. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision including the arbitrator’s essential findings and conclusions and a statement of the award. Nothing in this Agreement is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. The arbitrator, and not a court, shall be authorized to determine whether the provisions of this Section 18 apply to a dispute, controversy or claim sought to be resolved in accordance with these arbitration procedures. Notwithstanding the foregoing, neither party shall be permitted to initiate a demand for arbitration until it has participated in a non-binding mediation conducted by JAMS, after providing notice to the other party. Both parties shall participate in such a mediation within forty-five (45) days of delivery of such notice. If the parties cannot mutually agree upon a mediator within ten (10) days of such notice, then a mediator shall be designated by JAMS.

21.      SEVERABILITY.    If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the day and set forth below.

EMPLOYEE	VICAL INCORPORATED

By:

Date:	Date:

ATTACHMENT II

ELECTION AGREEMENT

VICAL INCORPORATED

DELAYED ISSUANCE STOCK PURCHASE ELECTION AGREEMENT

Please complete this Election Agreement and return a signed copy to Jill Church, Chief Financial Officer of Vical Incorporated (the “Company”) by                     , 2005.

NOTE:  THIS ELECTION AGREEMENT MUST BE COMPLETED AND RETURNED WITHIN 30 DAYS OF THE DATE OF GRANT AS INDICATED ON YOUR DELAYED ISSUANCE STOCK PURCHASE GRANT NOTICE. IF THE INTERNAL REVENUE SERVICE DETERMINES THAT THIS ELECTION FORM MUST BE COMPLETED PRIOR TO THE GRANT DATE, THEN THIS ELECTION SHALL BE VOID AND THE SHARES WILL BE ISSUED ON THE DATE OR DATES UPON WHICH THEY VEST.

Defined terms not explicitly defined in this Election Agreement but defined in the Plan, your Delayed Issuance Stock Purchase Agreement or your Grant Notice shall have the same definitions as in such documents.

Name:	SS #:

INSTRUCTIONS

In making this election, the following rules apply:
•

You may elect a Settlement Date that occurs after the date of vesting. The “Settlement Date” is the date as of which you will receive the vested Shares associated with the Delayed Issuance Stock Purchase that you elected to defer below. Unless you timely elect otherwise on this Election Agreement, the Shares will be issued to you on the date or dates upon which they vest as indicated on your Grant Notice.

•

You may elect up to four different Settlement Dates related to the Delayed Issuance Stock Purchase, in increments of 25%. For example, if you have 10,000 Shares covered by your Delayed Issuance Stock Purchase, you may elect up to four different Settlement Dates — one Settlement Date related to each increment of 2,500 Shares.

•

The vested Shares will be transferred to you on February 1 (or, if February 1 is not a business day, the first business day thereafter) of the year in which you select to defer receipt of the Shares, unless you specifically select a different Settlement Date in that year.

•	This Election Agreement is irrevocable.
•	If no Settlement Date is elected, then the issuance of vested Shares will occur upon the vesting date(s) indicated on your Grant Notice.
•

Notwithstanding any provision in this Election Form or your Grant Notice, Award Agreement or the Plan to the contrary, the issuance of the vested Shares shall be made in a manner that complies with the requirements of Code Section 409A, which may include, without limitation, deferring the payment of such benefit for six (6) months after your termination of Service, provided however, that nothing in this paragraph shall require the payment of benefits to you earlier than they would otherwise be payable under the Award.

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DEFERRAL ELECTION

I hereby irrevocably elect to defer receipt of the Shares associated with the above-referenced Delayed Issuance Stock Purchase until the following date(s) and in the following increment(s). I acknowledge that only vested Shares will be issued to me and that the Settlement Date may occur after vesting. (CHOOSE ONE ALTERNATIVE BELOW)

ALTERNATIVE #1 (ON VESTING DATE): ☐ I elect to have my vested Shares issued to me on the vesting date(s) indicated on my Grant Notice.

ALTERNATIVE #2: (SPECIFIED DATE(S) — CHECK BOXES THAT APPLY) I elect to have my vested Shares issued to me on the following dates, in the following amounts:
A.	☐	_____________________	________________________________
		Number	Month Day Year

B.	☐	_____________________	________________________________
		Number	Month Day Year

C.	☐	_____________________	________________________________
		Number	Month Day Year

D.	☐	__________________________	________________________________
		Number	Month Day Year

E.	☐

Notwithstanding the election that I made in A-D above, I elect to have my vested Shares issued to me on the following date, in the event such date occurs prior to the date(s) selected above (check boxes that apply):

☐ days following my Termination of Service
☐ Immediately upon a Change in Control
☐ Upon the earlier of a Change in Control or days following my Termination of Service

ALTERNATIVE #3 (SPECIFIED EVENT – CHECK ONE BOX):
I elect to have my vested Shares issued to me on the following event (check boxes that apply):

☐ days following my Termination of Service
☐ Upon the earlier of a Change in Control or days following my Termination of Service

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Manner of Transfer
All of the Shares you are entitled to receive on the Settlement Date specified in this Election Agreement will be transferred to you on or as soon as practicable after such Settlement Date.

Terms and Conditions

By signing this form, you hereby acknowledge your understanding and acceptance of the following:

l.      Company Right to Early Transfer.    Notwithstanding any election made herein, the Company or any Subsidiary reserves the right to transfer to you all of the vested and then unissued Shares associated with the Delayed Issuance Stock Purchase subject to this Election Agreement at any time following the termination of your employment with the Company or any Subsidiary.

2.     Withholding.    The Company shall have the right to deduct from all deferrals or payments hereunder, any federal, state, or local tax required by law to be withheld.

3.     Nonassignable.    Your rights and interests under this Election Agreement may not be assigned, pledged, or transferred other than as provided in the Amended and Restated Stock Incentive Plan of Vical Incorporated.

4.     Termination of this Agreement.    The Company reserves the right to terminate this Agreement at any time. In such case, Shares that you purchased pursuant to your Agreement may be issued to you immediately.

5.     Bookkeeping Account.    The Company will establish a bookkeeping account to reflect the number of Shares that you acquired pursuant to your Delayed Issuance Stock Purchase and the Fair Market Value of such Shares that are subject to this Election Agreement.

6.     Stock Certificates.    Share certificates (each, a “Certificate”) evidencing the issuance of the Shares pursuant to your Delayed Issuance Stock Purchase shall be issued to you as of the applicable Settlement Dates (or such earlier date payment is to be made pursuant to this Election Agreement) and shall be registered in your name. Subject to the withholding requirements outlined above, Certificates representing the unrestricted Shares will be delivered to you as soon as practicable after the Settlement Date.

7.     Change in Control.    As used in this Election Agreement, “Change in Control” shall have the meaning contained in the Plan; provided however, that a distribution upon a Change in Control shall only occur if such distribution complies with the distribution requirements of Code Section 409A and the regulations promulgated thereunder.

8.     Governing Law.    This Agreement shall be construed and administered according to the laws of the State of California.

By executing this Election Agreement, I hereby acknowledge my understanding of and agreement with all the terms and provisions set forth in this Election Agreement.

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EMPLOYEE	VICAL INCORPORATED

By:
Name:
Title:
Date:	Date:

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